UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TruGolf Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

TRUGOLF HOLDINGS, INC.

60 North 1400

West Centerville, Utah 84014

___________, 2024

Dear Fellow Stockholder:

On behalf of the Board of Directors (the “Board”) and management of TruGolf Holdings, Inc. (the “Company”), you are cordially invited to attend the Special Meeting of Stockholders of the Company to be held online at https://www.cleartrustonline.com/trugolf, on March 11, 2024, at ___________ a.m., Eastern Time (the “Special Meeting”).

The attached Notice of the Special Meeting (the “Notice”) and proxy statement (“Proxy Statement”) describe in greater detail all of the formal business that will be transacted at the Special Meeting. There will not be a physical location for the Special Meeting. You will be able to attend the Special Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting https://www.cleartrustonline.com/trugolf. Directors and officers of the Company will be available at the Special Meeting to respond to any questions that you may have regarding the business to be transacted.

The Company’s Board has determined that each of the proposals that will be presented to the stockholders for their consideration at the Special Meeting are in the best interests of the Company and its stockholders, and unanimously recommends and urges you to vote “FOR” the proposals set forth in this Proxy Statement. If any other business is properly presented at the Special Meeting, the proxies will be voted in accordance with the recommendations of the Company’s Board.

We encourage you to attend the Special Meeting online, but if you are unable to attend, it is important that you vote in advance via the Internet, by telephone, or sign, date and return the enclosed proxy card in the enclosed postage-paid envelope. Your cooperation is appreciated since a majority of the common stock entitled to vote must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the Special Meeting.

On behalf of the Board and all of the employees of the Company, we thank you for your continued support.

Sincerely,

/s/ Christopher Jones
Christopher Jones
Chief Executive Officer

TRUGOLF HOLDINGS, INC.

60 North 1400

West Centerville, Utah 84014

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 11, 2024

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of TruGolf Holdings, Inc. (the “Company”) will be held online at https://www.cleartrustonline.com/trugolf, on March 11, 2024, at ___________ a.m., Eastern Time, for the following purposes:

Proposal 1. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), our issuance of all of the shares of our Class A common stock upon conversion of the PIPE Convertible Notes (defined herein) and upon exercise of the PIPE Warrants (defined herein), without regard to any limitations on conversion or exercise set forth in the PIPE Convertible Notes or PIPE Warrants, respectively, and assuming all Additional Notes (defined herein) have been issued and all adjustments with respect to such issuances shall have been made to the PIPE Convertible Notes and PIPE Warrants, as applicable (collectively, the “Nasdaq Proposal”).

Proposal 2. To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Nasdaq Proposal (the “Adjournment Proposal”).

Please refer to the proxy statement for the Special Meeting (the “Proxy Statement”) for detailed information on the Nasdaq Proposal and Adjournment Proposal.

The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Special Meeting. If any other matters should be properly presented at the Special Meeting or any adjournments or postponements of the Special Meeting for action by stockholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.

The Board recommends that you vote “FOR” the Nasdaq Proposal and “FOR” the Adjournment Proposal.

Only stockholders of record as of the close of business on February 15, 2024 are entitled to receive notice of, to attend and to vote at the Special Meeting. If you are a beneficial owner as of that date, you will receive communications from your broker, bank or other nominee about the Special Meeting and how to direct the vote of your shares, and you are welcome to attend the Special Meeting online, all as described in more detail in the attached Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on March 11, 2024. The Proxy Statement and form of Proxy are available on the Internet at https://www.cleartrustonline.com/trugolf and on our corporate website at www.trugolf.com under “Investor Relations—SEC Filings.”

By Order of the Board of Directors,

/s/ Christopher Jones
Christopher Jones
Chief Executive Officer
___________, 2024

i

TRUGOLF HOLDINGS, INC.

60 North 1400

West Centerville, Utah 84014

PROXY STATEMENT

GENERAL INFORMATION

For the Special Meeting of Stockholders

To Be Held on March 11, 2024

Our Board of Directors is soliciting proxies to be voted at the Special Meeting of Stockholders (the “Special Meeting”) to be held virtually on March 11, 2024, at ___________ a.m., Eastern Time, for the purposes set forth in the attached Notice of Special Meeting of Stockholders (the “Notice”) and in this Proxy Statement. This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Company on or about ___________, 2024.

As used in this Proxy Statement, the terms “Company,” “we,” “us,” “our” and “TruGolf” refer to TruGolf Holdings, Inc., and the terms “Board of Directors” and “Board” refers to the Board of Directors of the Company.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

What information is contained in this Proxy Statement?

This information relates to the proposals to be voted on at the Special Meeting, the voting process, and certain other required information.

Can I access the Company’s proxy materials electronically?

Yes. The Proxy Statement and form of Proxy are available at https://www.cleartrustonline.com/trugolf. To view this material, you must have available the control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

What does it mean if I receive more than one set of proxy materials?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for each account for which you have received a set of proxy materials.

Who is soliciting my vote pursuant to this Proxy Statement?

Our directors and employees may solicit proxies in person, by telephone, fax, electronic transmission or other means of communication. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokerage firms, and other institutions, nominees, and fiduciaries to forward these proxy materials to their principal, and to obtain authority to execute proxies, and will reimburse them for their expenses.

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Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting.

How many shares are eligible to be voted?

As of the Record Date, we had 13,255,112 shares of common stock outstanding, of which 11,538,252 shares are Class A common stock and 1,716,860 shares are Class B common stock. Each outstanding share of our Class A common stock will entitle its holder to one vote on each of the matters to be voted on at the Special Meeting, and each outstanding share of our Class B common stock will entitle its holder to 25 votes on each proposal at the Special Meeting.

What am I voting on?

You are voting on the following matters:

1. Nasdaq Proposal. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), our issuance of all of the shares of our Class A common stock upon conversion of the PIPE Convertible Notes (defined herein) and upon exercise of the PIPE Warrants (defined herein), without regard to any limitations on conversion or exercise set forth in the PIPE Convertible Notes or PIPE Warrants, respectively, and assuming all Additional Notes (defined herein) have been issued and all adjustments with respect to such issuances shall have been made to the PIPE Convertible Notes and PIPE Warrants, as applicable (collectively, the “Nasdaq Proposal”).

2. Adjournment Proposal. To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Nasdaq Proposal (the “Adjournment Proposal”).

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares as follows:

☐	“FOR” the Nasdaq Proposal; and

☐	“FOR” the Adjournment Proposal

None of our directors have informed us in writing that he or she intends to oppose any action intended to be taken by us at the Special Meeting.

How many votes are required to hold the Special Meeting and what are the voting procedures?

Quorum Requirement: As of the Record Date, 13,255,112 shares of the Company’s common stock were issued and outstanding, of which 11,538,252 shares are Class A common stock and 1,716,860 shares are Class B common stock. The shares of Class B common stock are entitled to 25 votes per share. The holders of a majority in voting power of the issued and outstanding shares entitled to vote at the Special Meeting, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Special Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

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Required Votes: Each outstanding share of our Class A common stock is entitled to one vote on each proposal at the Special Meeting, and each outstanding share of our Class B common stock is entitled to 25 votes on each proposal at the Special Meeting. If there is a quorum at the Special Meeting, the matters to be voted upon by the stockholders require the following votes for such matter to be approved:

☐	Approval of the Nasdaq Proposal: The affirmative vote of the holders of at least the majority of the voting power of the votes cast (in person or by proxy) at the Special Meeting is necessary to approve the Nasdaq Proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

☐	Approval of the Adjournment Proposal: The affirmative vote of the holders of at least the majority of the voting power of the votes cast (in person or by proxy) at the Special Meeting is necessary to approve the Adjournment Proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters.

How can I vote my shares in person and participate at the Special Meeting?

The Special Meeting will be held entirely online. Stockholders may participate in the Special Meeting by visiting the following website: https://www.cleartrustonline.com/trugolf. To participate in the Special Meeting, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Special Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Special Meeting in accordance with the instructions from your broker, bank or other nominee. However, even if you plan to attend the Special Meeting online, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting.

How can I vote my shares without attending the Special Meeting?

If you are the stockholder of record, you may vote by one of the following four methods:

☐	Online at the Special Meeting;

☐	Via the Internet;

☐	By telephone; or

☐	By mail.

If you elect to vote by mail and you requested and received a printed set of proxy materials, you may mark, sign, date and mail the proxy card you received from us in the return envelope. If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described below), which will include a proxy card.

Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.

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If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive the proxy materials. If you own your shares in this manner, you cannot vote in person at the Special Meeting unless you receive a proxy to do so from the broker or the nominee.

How may I cast my vote over the Internet or by Telephone?

Voting over the Internet: If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 P.M., Eastern Time, March 10, 2024 (the day before the Special Meeting). Visit https://www.cleartrustonline.com/trugolf and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting by Telephone: If you are a stockholder of record, you may call ___________, toll-free in the United States, U.S. territories and Canada, and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, March 10, 2024 (the day before the Special Meeting). Have your proxy card in hand when you call and then follow the instructions.

If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

How may a stockholder bring any other business before the Special Meeting?

The Company’s bylaws (the “Bylaws”) provide that the only matters that may be brought before a special meeting are the matters specified in the notice of meeting, and, as such, stockholders shall not be permitted to propose business at the Special Meeting.

How may I revoke or change my vote?

If you are the record owner of your shares, and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the Special Meeting by:

☐	submitting a new proxy card with a later date;
☐	delivering written notice to our Corporate Secretary on or before ___________ a.m. Eastern Time on, March 11, 2024 (the Special Meeting date and time), stating that you are revoking your proxy;
☐	attending the Special Meeting and voting your shares online; or
☐	if you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

Please note that attendance at the Special Meeting will not, in itself, constitute revocation of your proxy.

If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.

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Who is paying for the costs of this proxy solicitation?

The Company will bear the cost of preparing, printing, and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.

Are there any rights of appraisal?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, our Third Amended and Restated Certificate of Incorporation or our Bylaws provide a right of a stockholder to obtain appraisal of or payment for such stockholder’s shares.

Who will count the votes?

The inspector of election appointed for the Special Meeting will receive and tabulate the ballots and voting instruction forms. The Board has appointed ClearTrust, LLC, or its designee, to serve as the inspector of election.

Where do I find the voting results of the Special Meeting?

The voting results will be disclosed in a Current Report on Form 8-K that we will file with the SEC within four (4) business days after the Special Meeting.

How can I obtain the Company’s corporate governance information?

Our corporate governance information is available on our website at www.trugolf.com under “Investor Relations—Corporate Governance.” Our stockholders may also obtain written copies at no cost by writing to us at TruGolf Holdings, Inc., 60 North 1400 West Centerville, Utah 84014, Attention: Corporate Secretary, or by calling (917) 289-2776.

How do I request electronic or printed copies of this and future proxy materials?

You may request and consent to delivery of electronic or printed copies of this and future proxy statements, annual reports and other stockholder communications by:

☐	visiting ___________;

☐	calling 1-800-866-641-4276, toll-free in the United States and Canada; or

☐	sending an email to ___________ with “Proxy Materials TruGolf Holdings, Inc.” in the subject line. Please include your full name and address.

When requesting copies of proxy materials and other stockholder communications, you should have available the control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of our common stock as of ___________, 2024:

☐	each person or group known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock;
☐	each of our executive officers and directors; and
☐	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement.

Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o TruGolf Holdings, Inc., 60 North 1400 West Centerville, Utah 84014.

Name of Beneficial Owner	Class A Common Stock	Percent of Class A Common Stock (%)	Class B Common Stock	Percent of Class B Common Stock (%)	Total Voting Power (%)
Directors and Executive Officers
Christopher Jones (4)	2,352,113	20.4%	860,082	50.1%	43.0%
Lindsay Jones	15,000	*			*
Brenner Adams	141,832	1.2%	-	-	*
Nathan E. Larson	206,832	1.8%	-	-	*
B. Shaun Limbers	293,443	2.5%	-	-	*
Steven R. Johnson	1,353,134	11.7%	-	-	2.5%
Humphrey P. Polanen	125,000	1.1%	-	-	*
Riley Russell	-	-	-	-	-
AJ Redmer	-	-	-	-	-
All directors and executive officers as a group (9 individuals)	4,487,354	38.9%	439,952	25.6%	28.4%

5% Beneficial Owners
David Ashby (2)	988,253	8.6%	439,952	25.6%	22.0%
Steven R. Johnson (3)	936,308	8.1%	416,826	24.3%	20.9%
Christopher Jones (4)	1,931,983	16.7%	860,082	50.1%	43.0%
Bright Vision Sponsor LLC (1)	2,492,566	21.6%	-	-	4.6%

*	Less than 1%.

(1)	Mr. Li served as the managing member of the sponsor. Mr. Li disclaims beneficial ownership of these securities.

(2)	Includes 439,952 shares of Class B Common Stock, which are entitled to 25 votes per share and are convertible into shares of Class A Common Stock on a one-for-one basis.
(3)	Includes 416,826 shares of Class B Common Stock, which are entitled to 25 votes per share and are convertible into shares of Class A Common Stock on a one-for-one basis.
(4)	Includes 860,082 shares of Class B Common Stock, which are entitled to 25 votes per share and are convertible into shares of Class A Common Stock on a one-for-one basis.

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PROPOSAL 1: THE NASDAQ PROPOSAL

Background and Overview

On February 2, 2024, the Company executed a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “PIPE Investors”) pursuant to which the PIPE Investors agreed to purchase from the Company (i) senior convertible notes in the aggregate principal amount of up to $15,500,000 (the “PIPE Convertible Notes”), (ii) Series A warrants to initially purchase 1,409,091 shares of the Company’s Class A common stock (the “Series A Warrants”); and (iii) Series B warrants to initially purchase 1,550,000 shares of the Company’s Class A common stock (the “Series B Warrants,” and collectively with the Series A Warrants, the “PIPE Warrants”) (the “PIPE Financing”).

The Purchase Agreement contemplates funding of the investment (the “Investment”) across multiple tranches. At the first closing (the “Initial Closing”), which occurred on February 6, 2024, an aggregate principal amount of $4,650,000 of PIPE Convertible Notes were issued in exchange for aggregate gross proceeds of $4,185,000, representing an original issue discount of 10%. On such date (the “Initial Closing Date”), the Company also issued the PIPE Investors the Series A Warrants and the Series B Warrants.

Subject to satisfying certain conditions, the Company has the right under the Purchase Agreement, but not the obligation, to require that the PIPE Investors purchase additional PIPE Convertible Notes at up to two additional closings. Upon notice at any time after the 2nd trading day following the Initial Closing Date, the Company may require that the PIPE Investors purchase an additional aggregate principal amount of $4,650,000 of PIPE Convertible Notes, in exchange for aggregate gross proceeds of $4,185,000, if (i) the registration statement (the “Registration Statement”) required to be filed pursuant to registration rights agreement (the “Registration Rights Agreement”) between the parties has been filed (which filing occurred on February [14], 2024); and (ii) certain customary closing conditions are satisfied (the “First Mandatory Additional Closing”). Upon notice at any time after the 2nd trading day following the date that the First Mandatory Additional Closing is consummated, the Company may require that the PIPE Investors purchase an additional aggregate principal amount of $6,200,000 of PIPE Convertible Notes, in exchange for aggregate gross proceeds of $5,580,000, if (i) the Company’s shareholders approve this Proposal 1 at the Special Meeting; (ii) the Registration Statement has been declared effective by the SEC; and (iii) certain customary closing conditions are satisfied (the “Second Mandatory Additional Closing”).

In addition, pursuant to the Purchase Agreement, each PIPE Investor has the right, but not the obligation, to require that, upon notice, the Company sell to such PIPE Investor at one or more additional closings such PIPE Investor’s pro rata share of up to a maximum aggregate principal amount of $10,850,000 in additional PIPE Convertible Notes (each such additional closing, an “Additional Optional Closing”); provided that, the principal amount of the additional PIPE Convertible Notes issued at each Additional Optional Closing must equal at least $250,000. If a PIPE Investor has not elected to effect an Additional Optional Closing on or prior to August 2, 2024, such PIPE Investor shall have no further right to effect an Additional Optional Closing under the Purchase Agreement. We refer to the PIPE Convertible Notes that may be issued pursuant to a First Mandatory Additional Closing, Second Mandatory Additional Closing or Additional Optional Closing as the “Additional Notes.”

Description of the PIPE Convertible Notes

General. The PIPE Convertible Notes will mature on the date that is five years from each respective issuance date (the “Maturity Date”), unless earlier converted (only upon the satisfaction of certain conditions). The Maturity Date may be extended at the sole option of the holders, under certain circumstances specified therein. The PIPE Convertible Notes will have an original issue discount of 10%.

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Ranking. The PIPE Convertible Notes will be our senior unsecured obligations and not the financial obligations of our subsidiaries. Until such date no PIPE Convertible Notes remain outstanding, all payments due under the PIPE Convertible Notes will be senior to all of our subordinated indebtedness and subordinated indebtedness of any of our subsidiaries and equal in right of payment with all of our other indebtedness and other indebtedness of any of our subsidiaries.

Interest. The PIPE Convertible Notes bear interest at the rate of 10.0% per annum that (a) shall commence accruing on the date of issuance, (b) shall be computed on the basis of a 360-day year and twelve 30-day months, and (c) shall be payable in shares of the Company’s Class A common stock so long as certain conditions are met, provided that the Company may at its option pay such interest in cash or a combination of cash and shares of the Company’s Class A common stock; provided further that if such interest is being paid in shares of the Company’s Class A common stock it shall bear interest at the rate of 15.0% per annum. If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest, any make-whole amount, and any late charges on the amount being converted or redeemed will also be payable.

The interest rate of the PIPE Convertible Notes will automatically increase to 15% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default (See “— Events of Default” below).

Conversion Rights.

Conversion at Option of Holder. Each holder of PIPE Convertible Notes may convert all, or any part, of the outstanding PIPE Convertible Notes, at any time at such holder’s option, into shares of the Company’s Class A common stock at an initial “Conversion Price” of $10.00 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Upon the voluntary conversion by the holders of the PIPE Convertible Notes, in addition to the issuance of the Class A common stock issuable upon conversion of the principal amount of PIPE Convertible Notes, the Company shall issue to the holders in Class A common stock the sum of (A) all accrued interest on the PIPE Convertible Notes to date plus (B) all interest that would otherwise accrued on such principal amount of the PIPE Convertible Notes if such converted principal would be held to the Maturity Date at the Conversion Price (the “Make Whole Amount”).

With limited exceptions, if the Company at any time while a PIPE Convertible Note is outstanding, issues any Class A common stock or securities entitling any person or entity to acquire shares of Class A common stock (upon conversion, exercise or otherwise), at an effective price per share less than the Conversion Price then the Conversion Price shall be reduced to the same price as the new investment.

Limitations on Conversion. A holder shall not have the right to convert any portion of a PIPE Convertible Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of the Company’s Class A common stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

Voluntary Adjustment Right. Subject to the rules and regulations of the Nasdaq, the Company has the right, at any time, with the written consent of certain holders of the PIPE Convertible Notes, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the Company’s board of directors. Any voluntary reduction of the conversion price would proportionately increase the number of shares of Class A common stock that would be issuable upon conversion.

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Alternate Conversion Upon Event of Default. Following the occurrence and during the continuance of an Event of Default (as defined below), each holder may alternatively elect to convert all or any portion of such holder’s PIPE Convertible Notes at the “Alternate Conversion Price” equal to the lesser of (i) the Conversion Price, and (ii) 90% of the lowest VWAP of the Class A common stock during the five consecutive trading days immediately prior to such conversion.

Other Adjustments. The initial conversion price (the “Conversion Price”) of the PIPE Convertible Notes is $10.00 per share; provided that the Conversion Price will be automatically reduced to the applicable Adjustment Price (as defined below) if on (i) the 45th calendar day after the initial issuance date, and/or (ii) the date the Registration Statement (as described below) is declared effective by the SEC (each, an “Adjustment Measuring Date”), the greater of (A) $2.00 with respect to $5.0 million in principal amount of PIPE Convertible Notes and $2.50 with respect to the remainder of the PIPE Convertible Notes (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), and (B) the lowest volume weighted average price (“VWAP”) on any trading day during the five trading day period ended, and including, the trading day immediately prior to such applicable Adjustment Measuring Date (each, an “Adjustment Price”), is less than the Conversion Price then in effect.

Redemption Rights.

Holder Event of Default Redemption. Upon an Event of Default, each holder may elect to redeem all or any portion such holder’s PIPE Convertible Notes in cash at a redemption premium of 25% to the greater of (i) the amount then outstanding under such notes, and (ii) the equity value of the Company’s Class A common stock underlying the PIPE Convertible Notes. The equity value of the Company’s Class A common stock underlying the PIPE Convertible Notes is calculated using the greatest closing sale price of the Company’s Class A common stock on any trading day immediately preceding such event of default and the date it makes the entire payment required.

Holder Bankruptcy Event of Default Mandatory Redemption. Upon any bankruptcy Event of Default, the Company shall immediately redeem in cash all amounts due under the PIPE Convertible Notes at a 25% premium unless the holder waives such right to receive such payment.

Holder Change of Control Redemption. Upon a change of control of the Company, each holder may require the Company to redeem in cash all, or any portion, of the PIPE Convertible Notes at a 5% redemption premium to the greater of the amount then outstanding under the PIPE Convertible Notes to be redeemed, and the equity value of the Company’s Class A common stock underlying the PIPE Convertible Notes. The equity value of the Company’s Class A common stock underlying the PIPE Convertible Notes is calculated using the greatest closing sale price of the Company’s Class A common stock on any trading day immediately preceding the earlier of (i) the public announcement of such change of control and (ii) the consummation of such change of control, and ending on the date the Company makes the entire payment required.

Company Optional Redemption. At any time, the Company shall have the right to redeem in cash all, but not less than all, of the PIPE Convertible Notes at price equal to the greater of (i) the amount outstanding under such PIPE Convertible Note, and (ii) the equity value of the Company’s Class A common stock underlying the PIPE Convertible Notes. The equity value of the Company’s Class A common stock underlying the PIPE Convertible Notes is calculated using the greatest closing sale price of the Company’s Class A common stock on any trading day immediately preceding the date that the Company delivers notice of such redemption and the date the Company makes the entire payment required.

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Events of Default. The PIPE Convertible Notes contain standard and customary events of defaults (each, an “Event of Default”), including but not limited: (i) the suspension from trading or the failure to list the Company’s Class A common stock within certain time periods; (ii) failure to pay to the holder any amount of principal, Make-Whole Amount, interest, late charges or other amounts when due; (iii) the failure to timely file or make effective a registration statement on Form S-3 pursuant to the Registration Rights Agreement, (iv) the Company’s failure to cure a conversion failure or failure to deliver shares of its Class A common stock under the PIPE Warrants, or notice of the Company’s intention not to comply with a request for conversion of any PIPE Convertible Note or a request for exercise of any PIPE Warrants, and (iv) bankruptcy or insolvency of the Company.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of its common stock (the “Purchase Rights”), then each holder of PIPE Convertible Notes will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Class A common stock acquirable upon complete conversion of all the PIPE Convertible Notes held by such holder immediately prior to the date as of which the record holders of shares of Class A common stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

Fundamental Transaction. The PIPE Convertible Notes prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or its successor) assumes in writing all of the Company’s obligations under the PIPE Convertible Notes and the other transaction documents in the PIPE Financing.

Description of the Warrants

As additional consideration for the purchase of the PIPE Convertible Notes, the Company issued to the PIPE Investors, the Series A Warrants and the Series B warrants.

Series A Warrants.

Exercise Period; Number of Shares. The Series A Warrants shall expire five years after issuance and shall initially be exercisable for an aggregate of 1,409,091 shares of Class A common stock, which number of shares shall be increased each time the holder exercises any Series B Warrants in an amount equal to 91% of the shares of Class A common stock issued pursuant to such Series B Warrant exercise.

Exercise Price. The initial exercise price of the Series A Warrants shall be $13.00 per share; provided that if on (A) the 45th calendar day after issuance, and/or (B) the date the Registration Statement (as described below) is declared effective by the SEC (each, a “Warrant Adjustment Measuring Date”), the exercise price then in effect is greater than the greater of (i) $4.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), and (ii) the lowest VWAP on any trading day during the five trading day period ended, and including, the trading day immediately prior to such applicable Warrant Adjustment Measuring Date, the exercise price shall automatically lower to such price.

Cashless Exercise. If at the time of exercise of the Series A Warrants, there is no effective registration statement registering the shares of the Company’s Class A common stock underlying such warrants, such warrants may be exercised on a cashless basis pursuant to their terms.

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Series B Warrants

Exercise Period. The Series B Warrants shall expire 30 months after issuance and shall initially be exercisable for an aggregate of 1,550,000 shares of Class A common stock.

Exercise Price. The initial exercise price of the Series B Warrants shall be $10.00 per share.

Adjustments. If at any time the sum of (i) the product of (x) the shares underlying the Series B Warrants then remaining and (y) the greater of (A) $4.00 (as adjusted for stock split, stock dividends, stock combinations, recapitalizations and similar events) and (B) the exercise price then in effect and (ii) the sum of the amounts in aggregate exercise price received from prior exercises is less than $15.5 million (the amount of such difference, if any, each a “Deficiency Amount”), the shares underlying the Series B Warrants shall be increased by the quotient of (I) such applicable Deficiency Amount, divided by (II) the exercise price then in effect; provided that the number of shares underlying the Series B Warrants shall not be increased an amount greater than 250% of the original number of shares underlying the Series B Warrants.

Participation Rights. If the Company issues options, convertible securities, warrants, shares, or similar securities to holders of the Company’s shares of our Class A common stock, each Series B Warrant holder has the right to acquire the same as if the holder had exercised its warrant.

Dilutive Issuances. With limited exceptions, if the Company at any time while the PIPE Warrants are outstanding, issues any Class A common stock or securities entitling any person or entity to acquire shares of Class A common stock (upon conversion, exercise or otherwise), at an effective price per share less than the exercise price of the PIPE Warrants (a “Dilutive Issuance”), then the exercise price of the PIPE Warrants shall be reduced to the same price as the new investment. The adjustment to the PIPE Convertible Notes described above on the Adjustment Measuring Date shall be deemed a Dilutive Issuance to the extent the date the Registration Statement (as described below) is declared effective by the SEC after the 45th day after the issuance of the PIPE Warrants.

Fundamental Transactions. The PIPE Warrants prohibit the Company from entering into specified fundamental transactions unless the successor entity assumes all of the Company’s obligations under the PIPE Warrants under a written agreement before the transaction is completed. Upon specified corporate events, a PIPE Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the PIPE Warrant been exercised immediately prior to the applicable corporate event.

The above descriptions set forth some but not all of the material terms of the PIPE Convertible Notes and the PIPE Warrants. The full text of the foregoing securities are attached as exhibits to the Current Report on Form 8-K the Company filed with the SEC on February 7, 2024.

Shareholder Approval Requirement

In compliance with Nasdaq Listing Rule 5635(d), we will not issue any shares of Class A common stock underlying the PIPE Convertible Notes or the PIPE Warrants if the issuance of such shares of Class A common stock would exceed the aggregate number of shares of Class A common stock which we may issue upon conversion of the PIPE Convertible Notes or exercise of the PIPE Warrants without breaching our obligations under the rules or regulations of the Nasdaq Stock Market. Pursuant to the Purchase Agreement, we agreed to hold a special stockholder meeting on or before April 1, 2024 seeking stockholder approval of the issuance of all of the Class A common stock underlying the PIPE Convertible Notes or the PIPE Warrants in compliance with the rules and regulations of the Nasdaq Stock Market (without regard to any limitations on conversion or exercise set forth in the PIPE Convertible Notes or PIPE Warrants, respectively, assuming all notes have been issued and all adjustments with respect to such issuances shall have been made to the PIPE Warrants, as applicable). We are holding this Special Meeting to satisfy the foregoing obligations.

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Basis of Shareholder Approval Requirements – Nasdaq Listing Rule 5635(d)

Summary of Nasdaq Listing Rule 5635(d)

Our common stock is listed on the NASDAQ Capital Market, and we are subject to the NASDAQ listing standards set forth in its Listing Rules. Nasdaq Listing Rule 5635(d) requires stockholder approval for the issuance, other than in a public offering, of securities convertible into Class A common stock at a price less than the greater of book or market value of the Class A common stock if the securities are convertible into 20% or more of our Class A common stock.

The Resolutions Subject to Approval at the Special Meeting

For purposes of complying with Nasdaq Listing Rule 5635(d), pursuant to the Purchase Agreement, we agreed to hold this Special Meeting of shareholders for approval of resolutions providing for our issuance of all of the shares of our Class A common stock upon conversion of the PIPE Convertible Notes and upon exercise of the PIPE Warrants, without regard to any limitations on conversion or exercise set forth in the PIPE Convertible Notes or PIPE Warrants, respectively, and assuming all Additional Notes have been issued and all adjustments with respect to such issuances shall have been made to the PIPE Convertible Notes and PIPE Warrants, as applicable.

Dilutive Effect of Approval of this Proposal

Potential Dilutive Effect of the PIPE Convertible Notes

Assuming we issue all Additional Notes, we may issue up to $15.5 million in aggregate principal amount of PIPE Convertible Notes. Assuming the PIPE Convertible Notes are held to maturity or if the holders convert such notes into Class A common stock prior to maturity and receive the Make-Whole Amount, the maximum amount of aggregate principal and interest convertible into Class A common stock will be $27.125 million. Below is a table summarizing the number of shares of Class A common stock that are potentially issuable upon conversion of the PIPE Convertible Notes at various assumed conversion prices. As the Alternate Conversion Price described above is based on the price of our Class A common stock at the time of the event, and since the conversion price may also be adjusted if we make a Dilutive Issuance as described above or voluntarily reduce such conversion price, the actual conversion price may be less than the assumed prices set forth in the table.

Conversion Price	$10.00	$5.00	$2.50	$2.00	$1.00
Number of shares of Class A common stock issuable upon conversion	2,7125,000	5,425,000	10,850,000	13,562,500	27,125,000

Potential Dilutive Effect of the PIPE Warrants

As described above in “Description of the Warrants – Series B Warrants – Adjustments,” the maximum number of shares of Class A common stock issuable upon exercise of the Series B Warrants is 3,875,000 shares. Assuming the full exercise of the Series B Warrants, the maximum number of shares of Class A common stock issuable upon exercise of the Series A Warrants is 4,935,341 shares.

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Consequences of Not Approving this Proposal

Repayment of the PIPE Convertible Notes in Cash

If the Nasdaq Proposal is not approved, the holders of the PIPE Convertible Notes issued as of the date of this Special Meeting will be unable to convert such notes into our Class A common stock due the limitations set forth by Nasdaq Listing Rule 5635(d). To the extent any portions of the PIPE Convertible Notes may not be converted into shares of our Class A common stock due to the limitations in Nasdaq Listing Rule 5635(d), we will be required to pay interest on the PIPE Convertible Notes in cash and, upon maturity, we will be required to repay the PIPE Convertible Notes in cash. Repayment of the PIPE Convertible Notes in cash would divert resources away from funding our business operations, which could negatively impact our prospects, financial condition and results of operations.

Inability to Issue PIPE Convertible Notes

Our ability to require the PIPE Investors to purchase the final tranche of PIPE Convertible Notes pursuant to the Second Mandatory Additional Closing described above is contingent on our shareholders approving this Nasdaq Proposal. We would receive $5.58 million upon the closing of the final tranche of PIPE Convertible Notes. Our inability to draw down on such final tranche would limit the cash available to us to operate our business.

Obligation to Continue to Seek Approval

If our shareholders do not approve this Nasdaq Proposal, we will be required to seek stockholder approval of this proposal prior to June 1, 2024, and if we are unsuccessful in receiving stockholder approval at that meeting we will be required to seek stockholder approval of this proposal every three months until we receive approval of this proposal. We are not seeking the approval of our shareholders to authorize our issuance of the notes and warrants described above, as we have already entered into the Purchase Agreement and issued the securities (other than the final tranche of PIPE Convertible Notes), which are binding obligations on us. The failure of our shareholders to approve the Nasdaq Proposal will not negate the existing terms of the documents governing the securities, and the terms of the Purchase Agreement and the securities will remain binding obligations. Seeking shareholder approval multiple times would require us to devote cash and management resources to those special meetings, and would leave less resources for our business.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 1 requires the affirmative vote of a majority of the voting power of the votes cast (in person or by proxy) at the Special Meeting. Broker non-votes and abstentions will not be taken into account in determining the outcome of the proposal. The Board recommends that stockholders vote FOR, for purposes of complying with Nasdaq Listing Rule 5635(d), the approval for our issuance of all of the shares of our Class A common stock upon conversion of the PIPE Convertible Notes and upon exercise of the PIPE Warrants, without regard to any limitations on conversion or exercise set forth in the PIPE Convertible Notes or PIPE Warrants, respectively, and assuming all Additional Notes have been issued and all adjustments with respect to such issuances shall have been made to the PIPE Convertible Notes and PIPE Warrants, as applicable.

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PROPOSAL 2: APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE NASDAQ PROPOSAL

Overview

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1, one or more of our proxy holders may move to adjourn the Special Meeting at that time in order to enable our Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize one or more of our proxy holders to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve Proposal 1. If our stockholders approve this proposal, one or more of our proxy holders can adjourn the Special Meeting and any adjourned session of the Special Meeting to allow for additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1, we could adjourn the Special Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 2 requires the affirmative vote of a majority of the voting power of the votes cast (in person or by proxy) at the Special Meeting. Broker non-votes and abstentions will not be taken into account in determining the outcome of the proposal. The Board recommends that stockholders vote FOR the approval to authorize the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Nasdaq Proposal.

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Other Business

As of the date of this Proxy Statement, management does not know of any other matters that will be brought before the Special Meeting requiring action of the shareholders. However, if any other matters requiring the vote of the shareholders properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the Special Meeting for any reason.

SHAREholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of the Proxy Statement and other proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Under applicable law, if you consented or were deemed to have consented, your broker, bank or other intermediary may send only one copy of the Proxy Statement and other proxy materials to your address for all residents that own shares of the Company’s common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other intermediary. If you are receiving multiple copies of the Proxy Statement and other proxy materials, you may be able to request householding by contacting your broker, bank or other intermediary. Upon written or oral request, we will promptly deliver a separate set of the Proxy Statement or other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. If you wish to request copies free of charge of the Proxy Statement or other proxy materials, please send your request to Investor Relations, TruGolf Holdings, Inc., 60 North 1400 West Centerville, Utah 84014 or call the Company with your request at (917) 289-2776.

By Order of the Board of Directors,

/s/ Christopher Jones
Christopher Jones
Chief Executive Officer

___________, 2024

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PROXY CARD

TruGolf Holdings, Inc.

60 North 1400

West Centerville, Utah 84014

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
TRUGOLF HOLDINGS, Inc.

The undersigned appoints Brenner Adams and Lindsay Jones as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of TruGolf Holdings, Inc. common stock held as of the record date of February 15, 2024 at the Special Meeting of Stockholders to be held on March 11, 2024, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 AND 2 BELOW.

Proposal 1: To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), our issuance of all of the shares of our Class A common stock upon conversion of the PIPE Convertible Notes (defined herein) and upon exercise of the PIPE Warrants (defined herein), without regard to any limitations on conversion or exercise set forth in the PIPE Convertible Notes or PIPE Warrants, respectively, and assuming all Additional Notes (defined herein) have been issued and all adjustments with respect to such issuances shall have been made to the PIPE Convertible Notes and PIPE Warrants, as applicable (the “Nasdaq Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2: To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Nasdaq Proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.